Exhibit 99.1

News Release

Media Contacts:	Doug Kline/Ralph Richardson Sempra Energy (877) 866-2066 www.sempra.com

Analysts Contacts:	Dennis Arriola/Karen Sedgwick Sempra Energy (877) 736-7727

SEMPRA ENERGY ANNOUNCES
14-PERCENT INCREASE IN
EARNINGS PER SHARE FOR 2002
    Record Earnings Posted for Fourth Consecutive Year
    Company Reaffirms $2.60 to $2.80 Earnings-Per-Share Guidance for 2003

SAN DIEGO, Feb. 20, 2003 -- Sempra Energy (NYSE: SRE) today reported 2002 earnings of $591 million, or $2.87 per diluted share, compared with $518 million, or $2.52 per diluted share, for the year 2001 -- a 14-percent increase in earnings per share. The 2002 results benefited from an extraordinary gain of $0.08 per share from the acquisition of the metals-trading business, $0.07 of which was recorded in the fourth quarter.

"We are pleased to continue delivering strong financial results for our shareholders," said Stephen L. Baum, chairman, president and chief executive officer of Sempra Energy. "Since Sempra Energy was formed in 1998, we have successfully executed our strategy and more than doubled our earnings per share. We finished 2002 with a healthy balance sheet, liquidity and cash flow to meet our planned operating needs. We have maintained solid, investment-grade credit ratings and access to capital markets, which enable us to grow our businesses and to take advantage of opportunities in the marketplace."

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For the fourth quarter 2002, Sempra Energy reported earnings of $148 million, or $0.72 per diluted share, compared with $107 million, or $0.52 per diluted share, for the fourth quarter 2001. Excluding the extraordinary gain from the metals-trading acquisition, Sempra Energy's fourth-quarter 2002 earnings per share increased about 25 percent over last year's fourth quarter.

Sempra Energy's 2002 revenues decreased to $6 billion from $7.7 billion in 2001, due to lower commodity prices primarily at Sempra Energy Utilities. In the fourth quarter 2002, revenues rose to $1.7 billion from $1.3 billion in the same period in 2001, due to higher commodity prices at Sempra Energy Utilities and increased wholesale trading revenues during the quarter.

Sempra Energy Utilities -- SoCalGas and SDG&E

Sempra Energy Utilities earned $415 million in 2002, up from $384 million in 2001. Both Southern California Gas Company (SoCalGas) and San Diego Gas & Electric (SDG&E) finished the year with strong financial positions and exceeded their authorized returns on equity.

Net income for SoCalGas for the full year 2002 increased to $212 million from $207 million in 2001, due to lower interest expense. For the fourth quarter 2002, SoCalGas recorded net income of $45 million, compared with $51 million in the same time period in 2001. The decrease was primarily due to increased operating expenses.

Net income for SDG&E for the full year 2002 increased to $203 million, compared with $177 million in 2001. Results in 2002 benefited from a $25 million tax benefit in the second quarter, due to final resolution of prior-year tax issues.

For the fourth quarter 2002, SDG&E reported net income of $53 million, versus $45 million for the same time period in 2001. The increase was primarily due to tax benefits and higher electric-distribution revenues. Fourth-quarter 2001 earnings for SDG&E included a one-time gain from asset sales.

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SDG&E's regulatory balancing account linked to California state law AB265 was reduced to $215 million at Dec. 31, 2002. The account, which peaked at $750 million in 2001, represents uncollected wholesale power costs from California's recent energy crisis that SDG&E is entitled to recover from customers. The company projects that the entire undercollection will be repaid by 2005.

Sempra Energy Trading

Sempra Energy Trading reported net income of $126 million for 2002, compared with $196 million in 2001, due to decreased trading volumes for the year.

In the fourth quarter 2002, Sempra Energy Trading's net income rose to $53 million from $10 million in the year-earlier period. The improvement in fourth-quarter earnings was primarily due to increased trading activity, especially in natural gas, metals and oil, amidst more volatile market conditions for those commodities. Fourth-quarter 2002 results also included an extraordinary gain of $14 million from the acquisition of the metals-trading business.

"Given the difficult market conditions in 2002, we are pleased with the performance of our trading company and, especially, its solid fourth quarter," said Baum. "We are one of the few credit-worthy players in the industry with demonstrated capability in both physical and financial trading. Customers have recognized this. We are building market share and extending our reach globally."

Sempra Energy Trading has a strong earnings base with a diverse product mix, including natural gas, power, oil and base metals. The company also benefits from geographic diversification, marketing its products and services in more than 20 countries.

Sempra Energy Resources

Sempra Energy Resources, the wholesale power-generation subsidiary of Sempra Energy, reported net income of $60 million in 2002, compared with a loss of $27 million in 2001.

For the fourth quarter 2002, Sempra Energy Resources reported breakeven earnings, compared with a net loss of $13 million during the same quarter last year.

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Sales of power under the 10-year supply contract with the California Department of Water Resources (CDWR) comprised the majority of Sempra Energy Resources' 2002 earnings. In 2001, the company incurred a loss under the contract from selling power to the CDWR at a discount to market prices.

By the end of 2003, Sempra Energy Resources will have invested in excess of $1 billion in new generating facilities producing more than 2,100 megawatts. Three new power plants are scheduled to be put into service in the Pacific Southwest by June 2003.

"We are pleased that these three new generating facilities will be bringing additional power supplies to California this summer to help meet demand," Baum said.

Through 2005, about 85 percent of the peak-generating capability from Sempra Energy Resources' facilities is sold forward.

Sempra Energy International

Sempra Energy International, which develops and operates utilities in international markets, reported net income of $26 million in 2002, compared with $25 million in 2001.

For the fourth quarter 2002, Sempra Energy International posted a $4 million loss, compared with $14 million in earnings during the same quarter 2001. The loss was primarily related to higher income taxes associated with foreign operations.

Sempra Energy International continues development plans for a liquefied natural gas (LNG) terminal in northwest Mexico. The project is in the permitting stage and could be operational by 2006.

Earlier this week, Sempra Energy LNG Corp., a new subsidiary of Sempra Energy, announced an agreement with Dynegy Midstream Services to acquire its Hackberry, La., LNG project, which has received preliminary approval from the Federal Energy Regulatory Commission. Once final regulatory approvals are received, the project could begin commercial operation as early as 2007 with the capacity to process up to 1.5 billion cubic feet per day of natural gas.

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Sempra Energy Solutions

Sempra Energy Solutions, which offers an integrated mix of energy outsourcing and commodity services to large commercial, industrial and institutional customers, recorded net income of $21 million in 2002, up significantly from net income of $1 million in 2001.

Earnings were positively impacted by increased electric commodity sales nationwide. In the fourth quarter 2002, Sempra Energy Solutions earned $10 million, versus earnings of $5 million in the same time period in 2001.

Earnings Outlook

Baum reaffirmed Sempra Energy's 2003 earnings-per-share outlook of $2.60 to $2.80 for 2003. The company also announced a capital budget of $1.3 billion for 2003.

Internet Broadcast

Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 1 p.m. EST with Baum and other key executives, Neal E. Schmale, executive vice president and chief financial officer, Frank H. Ault, senior vice president and controller, and Dennis V. Arriola, vice president of investor relations. Access is available by logging onto the Web site at www.sempra.com. For those unable to log onto the live Webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (800) 642-1687 and entering passcode number 7834590.

Sempra Energy (NYSE: SRE), based in San Diego, is a Fortune 500 energy services holding company with 2002 revenues of $6 billion. The Sempra Energy companies' 12,000 employees serve more than 9 million customers in the United States, Europe, Canada, Mexico, South America and Asia.

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This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Legislation Reform Act of 1995. When the company uses words like "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "would," "should" or similar expressions, or when the company discusses its strategy or plans, the company is making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements. Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: national, international, regional and local economic, competitive, political, legislative and regulatory conditions and developments; actions by the California Public Utilities Commission, the California State Legislature, the California Department of Water Resources and the Federal Energy Regulatory Commission; capital market conditions, inflation rates and interest rates; energy markets, including the timing and extent of changes in commodity prices; weather conditions; business, regulatory and legal decisions; the pace of deregulation of retail natural gas and electricity delivery; the timing and success of business development efforts; and other uncertainties, all of which are difficult to predict and many of which are beyond the company's control. These risks and uncertainties are further discussed in the company's reports filed with the Securities and Exchange Commission that are available through the EDGAR system without charge at its Web site, www.sec.gov.

Sempra Energy Solutions, Sempra Energy Trading, Sempra Energy International, Sempra LNG Corp. and Sempra Energy Resources are not the same companies as the utilities, SDG&E/SoCalGas, and are not regulated by the California Public Utilities Commission.

SEMPRA ENERGY
Table A

CONSOLIDATED INCOME STATEMENT (Unaudited)

	Three Months Ended		Years Ended
	December 31		December 31
In Millions of Dollars, Except Per Share Amounts	2002	2001	2002	2001
Operating Revenues
California utility revenues
Natural gas	$ 968	$ 773	$ 3,255	$ 4,371
Electric	312	284	1,262	1,676
Other operating revenues	408	242	1,503	1,683
Total	1,688	1,299	6,020	7,730
Operating Expenses
California utility expenses
Cost of natural gas distributed	436	319	1,381	2,549
Electric fuel and net purchased power	76	87	297	782
Other cost of sales	206	174	709	873
Other operating expenses	575	394	1,873	1,760
Depreciation and amortization	149	151	596	579
Franchise fees and other taxes	48	40	177	190
Total	1,490	1,165	5,033	6,733
Operating Income	198	134	987	997
Other income (expense) - net	16	3	57	86
Preferred dividends / distributions by subsidiaries	(7)	(7)	(29)	(29)
Earnings before Interest and Taxes (EBIT)	207	130	1,015	1,054
Interest expense	70	63	294	323
Earnings before Income Taxes	137	67	721	731
Income taxes	3	(40)	146	213
Income before extraordinary item	134	107	575	518
Extraordinary item, net of tax	14	-	16	-
Net Income	$ 148	$ 107	$ 591	$ 518

Weighted Average Shares Outstanding (Basic)*	204,873	204,475	205,003	203,593
Weighted Average Shares Outstanding (Diluted)*	205,564	206,004	206,062	205,338
Income Before Extraordinary Item Per Share of Common Stock
Basic	$ 0.65	$ 0.52	$ 2.80	$ 2.54
Diluted	$ 0.65	$ 0.52	$ 2.79	$ 2.52
Net Income Per Share of Common Stock
Basic	$ 0.72	$ 0.52	$ 2.88	$ 2.54
Diluted	$ 0.72	$ 0.52	$ 2.87	$ 2.52
Dividends Declared Per Common Share	$ 0.25	$ 0.25	$ 1.00	$ 1.00
*In thousands of shares

SEMPRA ENERGY
Table B

KEY CONSOLIDATED BALANCE SHEET STATISTICS (Unaudited)

	Balance at
	December 31
In Millions of Dollars, Except Per Share Amounts	2002	2001

Short-Term Debt	$ 570	$ 875
Current Portion of Long-Term Debt	281	242
Long-Term Debt	4,083	3,436
Total Debt	4,934	4,553
Preferred Stock of Subsidiaries	204	204
Mandatorily Redeemable Trust Preferred Securities	200	200
Common Equity	2,825	2,692
Total Capitalization	$ 8,163	$ 7,649

Debt to Total Capitalization	60%	60%
Book Value per Share	$ 13.79	$ 13.16
Cash and Cash Equivalents	$ 455	$ 605
Available Credit Under Committed Lines - Net	$ 1,650	$ 1,560

CAPITAL EXPENDITURES AND INVESTMENTS (Unaudited)

	Three Months Ended		Years Ended
	December 31		December 31
In Millions of Dollars	2002	2001	2002	2001
California Utilities
Southern California Gas	$ 118	$ 104	$ 331	$ 294
San Diego Gas & Electric	126	101	400	307
Total California Utilities	244	205	731	601

Global Enterprises
Resources	239	141	700	493
Trading	13	3	141	45
International	8	58	88	137
Other	-	19	20	35
Total Global Enterprises	260	221	949	710

Parent & Other	8	23	33	43

Consolidated Total	$ 512	$ 449	$ 1,713	$ 1,354

SEMPRA ENERGY
Table C

BUSINESS UNIT EARNINGS (Unaudited)

	Three Months Ended		Years Ended
	December 31		December 31
In Millions of Dollars	2002	2001	2002	2001
Earnings before Interest & Taxes
California Utilities
San Diego Gas & Electric	$ 75	$ 78	$ 371	$ 410
Southern California Gas	99	92	434	444
Total California Utilities	174	170	805	854

Global Enterprises
Trading	70	20	213	341
Resources	-	(17)	103	(38)
International	10	16	38	28
Solutions	19	6	43	5
Other	(25)	(10)	(38)	22	(1)
Total Global Enterprises	74	15	359	358

Financial	(15)	(18)	(66)	(54)

Parent & Other	(26)	(37)	(83)	(104)

Consolidated EBIT	$ 207	$ 130	$ 1,015	$ 1,054

Net Income
California Utilities
San Diego Gas & Electric	$ 53	$ 45	$ 203	$ 177
Southern California Gas	45	51	212	207
Total California Utilities	98	96	415	384

Global Enterprises
Trading	53	10	126	196
Resources	-	(13)	60	(27)
International	(4)	14	26	25
Solutions	10	5	21	1
Other	(20)	(11)	(38)	(22)	(1)
Total Global Enterprises	39	5	195	173

Financial	13	7	36	28

Parent & Other (2)	(2)	(1)	(55)	(67)

Consolidated Net Income	$ 148	$ 107	$ 591	$ 518

(1) Includes $33 gain on the sale of Energy America ($20 after-tax).
(2) Parent interest expense is not allocated to the business units.

SEMPRA ENERGY
Table D

OTHER OPERATING STATISTICS (Unaudited)

	Three Months Ended		Years Ended
	December 31		December 31
CALIFORNIA UTILITIES	2002	2001	2002	2001
Revenues ($ Millions)
SDG&E (excludes intercompany sales)	$ 426	$ 388	$ 1,678	$ 2,360
SoCalGas (excludes intercompany sales)	$ 854	$ 669	$ 2,839	$ 3,687

Gas Sales (BCF)	112	116	406	410
Transportation and Exchange (BCF)	130	137	576	721
Total Deliveries (BCF)	242	253	982	1,131
Total Gas Customers (Thousands)			5,954	5,878

Electric Sales (Millions of Kwhs)	3,643	3,581	14,295	15,412
Direct Access (Millions of Kwhs)	830	808	3,448	2,464
Total Deliveries (Millions of Kwhs)	4,473	4,389	17,743	17,876
Total Electric Customers (Thousands)			1,278	1,258

RESOURCES
Power Sold (Millions of Kwhs)	1,277	334	4,466	1,577

SOLUTIONS
Revenues ($ Millions)	51	58	177	180

INTERNATIONAL
(Represents 100% of these subsidiaries, although substantially all are less than 100% owned by Sempra Energy).
Revenues ($ Millions)	163	223	649	1,081
Natural Gas Sales (BCF)
Argentina	43	42	217	223
Mexico	11	9	48	42
Chile	1	1	3	3
Natural Gas Customers (Thousands)
Argentina			1,355	1,326
Mexico			84	65
Chile			36	34
Electric Sales (Millions of Kwhs)
Chile	435	424	1,745	1,683
Peru	991	924	3,950	3,696
Electric Customers (Thousands)
Chile			484	471
Peru			718	705

SEMPRA ENERGY
Table D (Continued)

TRADING

	Three Months Ended			Years Ended
	December 31			December 31
Trading Margin	2002	2001		2002	2001
Geographical
North America	$ 85	$ 57		$ 311	$ 608
Europe/Asia	74	7		165	79
Total	$ 159	$ 64		$ 476	$ 687

Product Line
Gas	$ 24	$ 15		$ 173	$ 221
Power	21	27		89	314
Oil/Crude & Products	39	15		74	135
Metals	32	-		78	-
Other	43	7		62	17
Total	$ 159	$ 64		$ 476	$ 687

Physical Statistics
Natural Gas (BCF/Day)	10.5	8.7		9.9	10.5
Electric (Billions of Kwhs)	54.3	19.5		156.6	74.5
Oil & Liquid Products (Millions Bbls/Day)	1.7	2.7		1.9	2.6

	Fair Market Value
	December 31	Scheduled Maturity (in months)
Liquidity of Net Unrealized Revenue (in millions)	2002	0 - 12	13 - 24	25 - 36	> 36
Sources of Over-the-Counter (OTC) Fair Value:
Prices actively quoted	$ 287	$ 175	$ 53	$ 47	$ 12
Prices provided by other external sources	8	(6)	(2)	(1)	17
Prices based on models and other valuation methods	26	4	7	2	13
Total OTC Fair Value (1)	321	173	58	48	42

Maturity of OTC Fair Value
Percentage	100.0%	53.9%	18.1%	15.0%	13.0%
Cumulative Percentages		53.9%	72.0%	87.0%	100.0%

Exchange Contracts (2)	(141)	$ (166)	$ 25	$ (1)	$ 1

Total Net Unrealized Revenue	$ 180

(1) The present value of unrealized revenue to be received or (paid) from outstanding OTC contracts
(2) Cash (paid) or received associated with open Exchange Contracts

	December 31	September 30	June 30	March 31	December 31
Credit Quality of Unrealized Trading Assets (net of margin)	2002	2002	2002	2002	2001
Commodity Exchanges	3%	6%	11%	12%	8%
Investment Grade	67%	69%	69%	64%	72%
Below Investment Grade	30%	25%	20%	24%	20%

	Three Months Ended			Years Ended
	December 31			December 31
Risk Adjusted Performance Indicators	2002	2001		2002	2001
VaR at 95% (in millions) (1)	$ 6.5	$ 5.2		$ 6.2	$ 6.1
VaR at 99% (in millions) (2)	$ 9.2	$ 7.4		$ 8.7	$ 8.6
Risk Adjusted Return on Capital (RAROC) (3)	32%	18%		27%	44%

(1) Average Daily Value-at-Risk for the period using a 95% confidence level
(2) Average Daily Value-at-Risk for the period using a 99% confidence level
(3) Average Daily Trading Margin/Average Daily VaR at 95% confidence level